FOR IMMEDIATE RELEASE

Contacts:	Jerry W. Nix, Vice Chairman and CFO — (770) 612-2048 Sidney G. Jones, Vice President-Investor Relations — (770) 818-4628

GENUINE PARTS COMPANY
REPORTS FIRST QUARTER 2011 RESULTS

Atlanta, Georgia, April 15, 2011 — Genuine Parts Company (NYSE: GPC) reports sales and earnings for the first quarter ended March 31, 2011.

Thomas C. Gallagher, Chairman, President and Chief Executive Officer, announced today that record sales totaling $3.0 billion were up 14% compared to the first quarter of 2010. Net income for the quarter was $126.5 million, an increase of 26% over $100.6 million recorded in the same period of the previous year. Earnings per share on a diluted basis were 80 cents, up 27% compared to 63 cents for the first quarter last year.

Mr. Gallagher stated, “We are pleased to report another period of solid sales and earnings growth for the Company and are especially encouraged by the positive sales momentum in all four of our business units. Our Automotive Group produced a 9% sales increase for the second consecutive quarter, which reflects the solid execution of our sales initiatives combined with the positive fundamentals of the aftermarket. Our Industrial and Electrical businesses continue to turn in the strongest results among our four business segments. Sales for Motion Industries, our Industrial Group, were up 24% in the quarter, and EIS, our Electrical Group, generated a 39% increase. Both Motion Industries and EIS sell into the manufacturing sector of the economy, which began its recovery in 2010 and continues to perform well today. S.P. Richards, our Office Products Group, showed a 5% sales increase for the quarter, marking their second consecutive period of sales growth and up sequentially from a 3% increase in the fourth quarter of 2010.”

Mr. Gallagher concluded, “We feel good about the sales and earnings growth achieved in the first quarter and are optimistic that our businesses will show continued progress over the balance of the year. Our management team remains committed to sustaining good revenue growth, further improving operating margins, generating solid cash flows and maintaining a strong balance sheet.”
Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 1-866-777-9139, conference ID 55843045. A replay will also be available on the Company’s website or at 1-800-642-1687, conference ID 55843045, two hours after the completion of the call until 12:00 a.m. EDT on April 30, 2011.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in our vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement its business initiatives in each of its four business segments, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2010 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, Form 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S.P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2011	2010
	(Unaudited)
	(in thousands, except per share data)
Net sales	$2,974,198	$2,602,115
Cost of goods sold	2,125,404	1,841,640

Gross profit	848,794	760,475
Operating expenses:
Selling, administrative & other expenses	634,269	576,217
Depreciation and amortization	22,545	22,143

	656,814	598,360
Income before income taxes	191,980	162,115
Income taxes	65,465	61,506

Net income	$126,515	$100,609

Basic net income per common share	$.80	$.63
Diluted net income per common share	$.80	$.63
Weighted average common shares outstanding	157,633	158,771
Dilutive effect of stock options and non-vested restricted stock awards	1,023	408

Weighted average common shares outstanding – assuming dilution	158,656	159,179

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended March 31,
	2011	2010
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,404,865	$1,290,401
Industrial	999,771	803,302
Office Products	432,666	410,511
Electrical/Electronic Materials	139,814	100,298
Other (1)	(2,918)	(2,397)

Total net sales	$2,974,198	$2,602,115

Operating profit:
Automotive	$97,899	$88,905
Industrial	66,009	48,846
Office Products	37,404	36,559
Electrical/Electronic Materials	10,070	6,815

Total operating profit	211,382	181,125
Interest expense, net	(6,500)	(6,733)
Other, net	(12,902)	(12,277)

Income before income taxes	$191,980	$162,115

Capital expenditures	$14,534	$9,850

Depreciation and amortization	$22,545	$22,143

(1)	Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2011	2010
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$465,882	$333,537
Trade accounts receivable, net	1,490,744	1,323,980
Merchandise inventories, net	2,236,758	2,211,457
Prepaid expenses and other current assets	301,845	277,257

TOTAL CURRENT ASSETS	4,495,229	4,146,231
Goodwill and other intangible assets, less accumulated amortization	229,276	204,907
Deferred tax asset	155,543	167,632
Other assets	209,656	172,723
Net property, plant and equipment	479,816	477,269

TOTAL ASSETS	$5,569,520	$5,168,762

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$1,369,542	$1,185,177
Current portion of debt	250,000	—
Income taxes payable	74,661	78,609
Dividends payable	70,950	65,083
Other current liabilities	238,483	185,260

TOTAL CURRENT LIABILITIES	2,003,636	1,514,129
Long-term debt	250,000	500,000
Retirement and other post-retirement benefit liabilities	252,432	299,567
Other long-term liabilities	184,584	169,500

Common stock	157,543	158,792
Retained earnings and other	2,982,748	2,802,369
Accumulated other comprehensive loss	(270,029)	(283,579)

TOTAL PARENT EQUITY	2,870,262	2,677,582
Noncontrolling interests in subsidiaries	8,606	7,984

TOTAL EQUITY	2,878,868	2,685,566

TOTAL LIABILITIES AND EQUITY	$5,569,520	$5,168,762

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months
	Ended March 31,
	2011	2010
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$126,515	$100,609
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,545	22,143
Share-based compensation	512	1,091
Excess tax benefits from share-based compensation	(529)	—
Other	85	19
Changes in operating assets and liabilities	(95,717)	15,783

NET CASH PROVIDED BY OPERATING ACTIVITIES	53,411	139,645
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(14,534)	(9,850)
Acquisitions and other	(33,903)	(65,772)

NET CASH USED IN INVESTING ACTIVITIES	(48,437)	(75,622)
FINANCING ACTIVITIES:
Stock options exercised	609	2,581
Excess tax benefits from share-based compensation	529	—
Dividends paid	(64,600)	(63,544)
Purchase of stock	(9,095)	(9,306)

NET CASH USED IN FINANCING ACTIVITIES	(72,557)	(70,269)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	3,497	2,980

NET DECREASE IN CASH AND CASH EQUIVALENTS	(64,086)	(3,266)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	529,968	336,803

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$465,882	$333,537